EXHIBIT 10.2.6

                          LEASE AGREEMENT EXHIBIT 10.1

     THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") is made and entered into this 17 day of September, 1996, by and between LAWRENCE Z. CROCKETT, AS TRUSTEE OF THE LAWRENCE Z. CROCKETT TRUST DATED MARCH 31, 1994 AND MARILYN M. CROCKETT, AS TRUSTEE OF THE MARILYN M. CROCKETT TRUST DATED MARCH 31, 1994, (hereinafter referred to as "Landlord") and Q.E.P. CO., INC., A DELAWARE CORPORATION AUTHORIZED TO TRANSACT BUSINESS in the State of Florida (hereinafter referred to as "Tenant").

                                  WITNESSETH:

     THAT LANDLORD, in consideration of the rents, covenants and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby lease, demise and let to Tenant, and Tenant does hereby Lease of and from Landlord, the property hereinafter described, subject to the following terms and conditions.


                                    ARTICLE I

                 DESCRIPTION OF PREMISES; TERM; USE OF PREMISES

     SECTION 1.1. DESCRIPTION OF PREMISES. Landlord hereby leases to Tenant the following described premises (hereinafter called the "Leased Property" or "Leased Premises") located in the State of Florida and more particularly described as that certain building located at 1081 Holland Drive, Boca Raton, Florida containing approximately 77,120 square feet (the "Building") and located on the real estate legally described on Exhibit "A" attached hereto (such real estate is hereinafter called the "Land").

     SECTION 1.2. TERM. Tenant shall have and hold the Leased Property for the term commencing on the date hereof (the "Lease Commencement Date") and ending on January 31, 2004, unless sooner terminated, or unless renewed as otherwise provided herein (the "Term").

     SECTION 1.3. USE OF PREMISES. Tenant shall use the Leased Premises during the Term hereof and any renewal periods contained herein for any use permitted by the M3 Industrial Zoning classification and for no other purpose without first obtaining the written consent of Landlord. Tenant will not use or permit the use of the Leased Premises or any part thereof for any unlawful purpose and will not do or permit any act or thing which would materially impair the value or usefulness of the Leased Premises or any part thereof, or which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance, or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Leased Premises.

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                                   ARTICLE II

                                      RENT


     SECTION 2.1. PAYMENT OF RENT. Tenant's obligation to pay fixed minimum rent ("Base Rent"), and all other sums due hereunder as additional rent ("Additional Rent") (Base Rent and Additional Rent shall collectively be referred to as "Rent") shall commence the date this Lease is executed by both Landlord and Tenant and shall be payable in advance, on the 15th day of each month thereafter during the Term and any option or renewal term. Notwithstanding the foregoing, Tenant shall have the right to take possession of the Leased Premises prior to October 1, 1996 without paying Base Rent (but Tenant shall be required to pay all Additional Rent hereunder.) All Rent payments shall be sent to Landlord at its address set forth herein, or to such other place designated by Landlord, without any prior demand therefore and without any deduction, hold back or set off whatsoever unless otherwise provided for in this Lease.

     SECTION 2.2. BASE RENT. Subject to Section 2.8 below, the Base Rent during the Term of this Lease shall be as follows:

               DATES               MONTHLY AMOUNT OF BASE RENT
               -----               ---------------------------

         10/1/96-1/31/97                   $11,125.33
          2/1/97-1/31/98                   $21,125.33
          2/1/98-1/31/99                   $28,405.86
          2/1/99-1/31/00                   $29,562.66
          2/1/00-1/31/01                   $30,719,46
          2/1/01-1/31/02                   $31,940.53
          2/1/02-1/31/03                   $33,225.86
          2/1/03-1/31/04                   $34,575.46

     SECTION 2.3. PAYMENT OF RENT. Each monthly payment of Rent shall be payable in advance on the fifteen (15th) day of each month with the exception of the first payment which will be paid by Tenant to Landlord on the date hereof.

     SECTION 2.4. LATE CHARGE. In the event any monthly Rent payment or other amount payable hereunder is not paid within ten (10) days after it is due, such payment shall bear interest from the due date until received by Landlord at the lesser of eighteen percent (18%) per annum or the maximum lawfull rate allowed by law. Landlord's right to receive interest shall not in any way limit any other remedies available to Landlord under this Lease or at law or equity in the event of a default by Tenant hereunder.

     SECTION 2.5. SALES TAX. Tenant shall pay to Landlord along with the monthly payment of Rent all sales, use and excise taxes pertaining to the Base Rent and Additional Rent.

     SECTION 2.6. PAYMENT WITHOUT NOTICE OR DEMAND. Except as otherwise provided in this Lease, the Rent called for hereunder


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shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, by reason of, and the obligations of Tenant under this Lease shall not be affected by, any circumstance or occurence whatsoever, and except as set forth herein, Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property or any part thereof, or to any abatement, suspensions, deferment, diminution or reduction of the Rent on account of any such circumstances or occurence.

     SECTION 2.7. PLACE OF PAYMENT. All payments of Rent shall be made and paid by Tenant to Landlord at 777 Sea Oak Drive, Apartment 719, Vero Beach, Florida 32963, or at such other place as Landlord may, from time to time , designate in writing, and such Rent shall come due and be paid in each instance on the date which it may become due. All Rent shall be payable in the current legal tender of the United States, as the same is then by law constituted. Any extension, indulgence or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any occasion, shall not be construed as a continuing extension or waiver and shall not preclude Landlord from demanding strict compliance herewith.

     SECTION 2.8. INCREASE IN BASE RENT DUE TO SUBLET RENTALS. For the first sixteen (16) months of the term, Landlord has given Tenant a lower Base Rent figure that is already reflected in the schedule referenced as Section 2.2 above. If during the first sixteen (16) months of the Term of the Lease, Tenant subleases all or any portion of the Leased Premises, then the Base Rent shall be increased to $17,313.33 per month for the period October 1, 1996 to January 31, 1997 and to $27,313.33 per month for the period from February 1, 1997 to January 31, 1998. (After the first sixteen (16) months of the Term, the Base Rent shall be in accordance with the schedule referenced in Section 2.2 regardless of whether Tenant subleases any space within the Leased Premises.) Notwithstanding anything to the contrary, Tenant may utilize the entire Leased Premises for any use permitted pursuant to this Lease and Base Rent shall not be increased if Tenant is using the Leased Premises for its own operations (as opposed to subleasing out the space to a third party.) Accordingly, the only instance in which Base Rent would be increased by sublet rentals pursuant to this paragraph is if Tenant actually sublets any space to a third party during the first sixteen (16) months of the Lease.

                                  ARTICLE III

                                OPERATING COSTS

     SECTION 3.1. MAINTENANCE OF LEASED PREMISES BY TENANT. The Leased Premises shall be maintained by Tenant, at Tenant's cost and expense (or maintained by Landlord if Landlord takes over maintenance of the Leased Premises hereunder pursuant to Section


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3.2 below), in good repair and condition and in a manner comparable to similar buildings in the South Congress Industrial Center. Provided Tenant is not in default under the Lease and maintains the Land and the Building as required under the Lease and provided further that Tenant provides to Landlord no later than the 15th day of each month a listing of all expenses incurred by Tenant in connection with Tenant's maintenance and operation of the Land and Building which listing shall include the name of each vendor and supplier, description and service provided by each vendor and supplier, the amount and date each vendor and supplier were paid, and any balance owed to each vendor and supplier, then, Landlord shall not hire a manager for the Leased Premises, in which case Tenant shall only be required to pay to Landlord One-Twelfth (1/12) of Landlord's estimate of annual real estate taxes for each year throughout the Term and Tenant shall not have to pay Landlord any Operating Costs referenced in
Section 3.2 below during the Term.

     SECTION 3.2. OPERATING COSTS/FAILURE OF TENANT TO MAINTAIN LAND AND BUILDING. Should Tenant fail, as determined by Landlord in its sole discretion, to comply with its obligations referenced in Section 3.1 above, then Landlord shall send written notice to Tenant enumerating the items that Tenant failed to maintain. If Tenant fails to cure the maintenance items enumerated by Landlord in said letter within thirty (30) days after receiving notice from Landlord, then Landlord, at its option may assume the maintenance responsibility for the Leased Premises. Landlord agrees to notify Tenant in writing if Landlord will be assuming maintenance of the Leased Premises hereunder. Further, if Landlord notifies Tenant twice in any calendar year of the Lease Term including any renewals thereof, that Tenant is failing to comply with its maintenace obligations in Section 3.1 above, then any other further notices (commencing with the third notice sent to Tenant in a calendar year) stating that Tenant has failed to comply with its maintenance obligations hereunder shall automatically constitute a default under this Lease, (without having to wait for the expiration of applicable grace or cure periods) and Landlord shall in addition to any other remedies provided for hereunder, be permitted to assume maintenance of the Leased Premises. Should Landlord assume maintenance responsibilities hereunder then, in addition to Base Rent and all other charges provided for in the Lease, Tenant agrees to pay to Landlord as Additional Rent, all Operating Costs for the Leased Premises. The term "Operating Costs" shall mean any and all expenses incurred by Landlord of whatever nature, kind or description, paid or incurred by the Landlord for the servicing, operation, maintenance and repair of the Land and Building. The term "Operating Costs" shall not include, except to the extent that such costs are specifically included in Operating Costs as described below, the following: (i) depreciation of the Building; (ii) the cost of maintaining the Building's foundation, the roof (including roof membrane and structural portions of the roof), and the structural soundness of the exterior walls of the Building (which shall not include windows, glass or plate glass, doors or special door fronts); (iii) interest and principal payments on mortgages; (iv) income taxes

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imposed on Landlord; (v) cost of advertising and public relations information, promotions for leasing of the Leased Premises; (vi) any costs, fines or penalties incurred due to violations by Landlord, its employees, agents or contractors of any governmental rule or authority; (vii) any other expense for which Landlord actually receives reimbursement from insurance, condemnation awards, or reimbursement of Operating Expenses from any other source; (viii) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Premises; (ix) costs arising from the presence of hazardous waste, materials or substances in or about or below the Land, Building, or Leased Premises, including without limitation hazardous wastes, materials or substances in the groundwater or soil not caused or placed upon the Leased Premises by the acts or omissions of Tenant, its subtenants or licensees, Tenant's partners, directors, officers, agents, employees, invitees or contractors; (Tenant agrees to comply with its obligations regarding hazardous wastes, materials and substances enumerated in Article XV hereof); (x) repairs necessitated by the negligence of Landlord, its beneficiaries or trustees, licensees, partners, directors, officers, agents, employees or contractors. By way of example and not by way of limitation, Operating Costs shall include; (i) salaries, wages and health insurance paid for employees of Landlord engaged in the repair, operation and maintenance of the Land and/or Building; (ii) payroll taxes, workman's compensation and related expenses for employees; (iii) the costs of all charges for common area utilities, garbage collection and other utilities furnished to the Building and to the Land, together with any taxes on such utilities; (iv) the costs of all charges for rent, casualty, flood and liability insurance with respect to the Land and/or Building and the maintenance and/or operation thereof (unless same are already being paid by Tenant in accordance with Section 4.3 hereof); (v) the costs for all supplies, tools, materials, and equipment and sales and other taxes thereon;
(vi) repairs and replacements made by Landlord pursuant to Lease at its expense;
(vii) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Land and/or Building; (viii) painting, refurbishing or landscaping any portion of the Land and/or Building, which shall include but not be limited to: repainting, of Building and maintenance of parking lot, including resealing if necessary, and landscaping, including the replacement of dead trees, grass and miscellaneous vegetation; (ix) cost of licenses and permits; (x) management fees which, if the manager employed is an affiliate of the Landlord, shall not exceed five (5%) percent of Base Rent received from Tenant, and which in all events shall be comparable to management fees generally charged by building managers for similar properties in the area in which the Building is located; and (xi) real estate taxes and assessments, including ad valorem taxes and special assessments, any expense incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the building and/or the Land, which expenses shall be allocated to the tax year to which such expenses relate. If, at any time during the term of this Lease, the methods of

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taxation prevailing on the date hereof shall be altered any additional or substitute tax or assessment, levy, imposition, or charge shall be deemed to be included within the term "taxes" for purposes hereof. Notwithstanding anything to the contrary, should Landlord assume maintenance of the Leased Premises hereunder then the management fee to be charged hereunder shall not include or be calculated based upon any capital items or other maintenance that Tenant actually performs itself in accordance with carrying out Tenant's maintenance, repair and replacement obligations under the Lease.

     SECTION 3.3. PAYMENT OF OPERATING COSTS. Commencing on the date hereof and throughout the Term of the Lease, Tenant shall pay the estimated annual ad valorem and real estate taxes, which are an estimate of the actual annual ad valorem and real estate taxes to be incurred during such period.

     Further, should Landlord assume maintenance of the Leased Premises in accordance with Section 3.2 above, then Landlord shall furnish to Tenant prior to January 15th of each year, a budget setting forth Landlord's estimate of Operating Costs for the Leased Property for the next twelve (12) month period. Tenant shall pay to Landlord on the fifteenth (15th) day of each month, as Additional Rent, an amount equal to one-twelfth (1/12) of annual Operating Costs. If, however, Landlord shall furnish any such estimate subsequent to the commencement of any twelve (12) month period during the term of this Lease, then and until the fifteenth (15th) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the fifteenth (15th) day of each month an amount equal to the monthly sum payable during the preceding year. If there shall be any actual increase or decrease from budgeted amounts in Operating Cost during any twelve (12) month period, Landlord may furnish to Tenant a revised budget and the Additional Rent shall be adjusted and paid or refunded as the case may be.

     SECTION 3.4. ADJUSTMENT FOR ACTUAL OPERATING COSTS. Within on hundred twenty (120) days after the end of each twelve (12) month period, Landlord shall furnish to Tenant an operating statement showing actual Operating Costs incurred for the preceding twelve (12) month period. If the operating statement shows that the sums paid by Tenant under this Section exceed Tenant's payment of Operating Costs, Tenant shall be entitled to a credit for such excess against payments next to become due to Landlord on account of Tenant's required payment of Operating Costs or during the last Lease year, Landlord will refund such excess to Tenant within thirty (30) days following the expiration of the Term. If the operating statement shows that the sums paid by Tenant were less than Tenant's payment of Operating Costs, Tenant shall pay the amount of the deficiency with ten (10) days after demand therefor. Each operating statement given by Landlord shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt thereof, Tenant shall notify Landlord that it


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disputes accuracy of such operating statement specifying the particular respects in which the operating statement is claimed to be incorrect. Failure of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord. Tenant's obligation to pay Operating Costs during the Lease term shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE IV

                        MAINTENANCE, TAXES AND INSURANCE

     SECTION 4.1. MAINTENANCE AND REPAIR.

     (a) LANDLORD'S RESPONSIBILITY. Landlord shall, at its expense, maintain in good repair the foundation of the building, the roof, including the roof membrane and nonstructural portions of the roof, and the structural soundness of the exterior walls of the Building. Additionally, Landlord shall, at its sole cost and expense, repair, replace or pay for any damage or maintenance to the Leased Premises caused by any acts, omissions, neglect or negligence of Landlord, its beneficiaries, trustees, licensees, partners, directors, officers, employees, agents, or contractors. The term "walls" as used herein shall not include windows, glass or plate glass, doors or special store fronts. The foregoing notwithstanding, Tenant shall at its sole cost and expense, repair, replace and pay for any damage or maintenance to the roof, foundation and exterior walls caused by any act or omission of Tenant, or any of Tenant's subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees, or contractors or by default of Tenant hereunder. Tenant shall immediately give Landlord written notice of any need for maintenance or repairs which Landlord is obligated to cure or provide pursuant to this Section 4.1(a) after which Landlord shall have a reasonable opportunity to repair the same. Landlord's liability hereunder shall be limited only to the cost of providing such maintenance or repairs and shall in no event be construed to include any damage, consequential or otherwise, that may be sustained by Tenant or any others by reason of such needed maintenance and repairs. Tenant waives all rights to make repairs at the expense of Landlord as provided for in any statute or law in effect or hereafter enacted.

     (b) TENANT'S RESPONSIBILITY. Tenant shall, at its sole cost and expense, promptly make or cause to be made all needed repairs, replacements, renewals or additions to the Leased Premises (except those portions of the Leased Premises which are the specific responsibility of Landlord pursuant to Section 4.1(a) hereof), including, but not limited to windows, glass and plate glass, doors and any special store-front, interior walls and finish work, floors

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and floor coverings, gutters, dock boards, plumbing and heating fixtures and ventilation and air conditioning systems. All such repairs or replacements shall be of first quality and shall be constructed and installed to the satisfaction of Landlord and in compliance with all governmental codes or requirements.

     (c) TENANT'S DEFAULT. If Tenant refuses or neglects to make any repairs or replacements required hereunder to the reasonable satisfaction of Landlord within thirty (30) days after written demand by landlord, Landlord may make such repairs or replacements and Tenant shall pay Landlord's costs upon presentation of a statement therefor, and all such costs shall be deemed Additional Rent hereunder.

     (d) TENANT'S RIGHT TO CURE LANDLORD'S DEFAULTS. In the event Landlord shall neglect to pay when due any obligations on any mortgage or encumbrances affecting title to the Leased Premises and to which this Lease shall be subordinate or Landlord shall fail to perform any obligations specified in this Lease, then Tenant may, after the continuance of any such default for thirty
(30) days after written notice thereof by Tenant to Landlord (or such longer period of time if such default cannot be reasonably cured within thirty (30) days, but in no event longer than ninety (90) days) Tenant may pay said principle, interest or other charges or cure such default all on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith and Landlord shall, on demand, pay Tenant forthwith. Interest shall begin accruing within thirty days after written demand by Tenant is received by Landlord at the rate of eighteen percent (18%) per annum (or the highest rate permitted by law, whichever is lower) until the date of repayment of such sums by Landlord to Tenant. Further, should Landlord fail to reimburse Tenant said funds within thirty (30) days after Tenant's written request therefore, Tenant may deduct same from any and all payments of Base Rent and Additional Rent and any other charges payable by Tenant pursuant to this Lease and apply same to the payment of such indebtedness. Tenant shall not be required to give Landlord prior notice to cure a default hereunder in the event of an emergency.

     SECTION 4.2. SALES AND PERSONAL PROPERTY TAXES.

     Tenant shall pay before delinquency, all personal property taxes and assessments on all furniture, fixtures, inventory and equipment and other property of Tenant located on or about the Leased Premises. Tenant shall also pay, as Additional Rent, all sales/use/excise tax assessed against the Base Rent and Additional Rent stated herein by the State of Florida or any other governmental authority, although the taxing statute or ordinance may purport to impose such sales tax against the Landlord. The payment of sales tax shall be paid by Tenant on a monthly basis, concurrently with the payment of, and based upon the total amount of the installment due, of the Base Rent and Additional Rent.


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     SECTION 4.3. TENANT'S INSURANCE.

     (a) Tenant will carry and maintain during the course of this Lease, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

         (i) insurance against public liability, including that from personal injury or property damage in or about the Leased Premises resulting from the occupation, use or operation of the Leased Premises, insuring both Landlord and Tenant, in amounts of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury or death to any one person, of not less than Three Million Dollars ($3,000,000.00) in respect of bodily injury or death to more than one person in one accident, and of not less than Five Hundred Thousand Dollars ($500,000.00) in respect of property damage.

         (ii) during the course of any construction or repair of the improvements on the Leased Premises, Tenant shall acquire and maintain builder's completed value risk insurance against all risks of physical loss, including collapse and transit coverage, during construction of such improvements.

         (iii) risk property insurance insuring Tenant's personal property situated upon or about the Leased Property, including, but not limited to, office furniture and furnishings, trade fixtures, inventory, vehicles, equipment, and other such items.

         (iv) casualty insurance insuring the Leased Premises to the extent of its full insurable replacement value against loss or damage by fire or other casualty, with extended coverage and rental loss coverage and coverage against loss or damage by vandalism, malicious mischief, sprinkler leakage and, if available, against other hazards as Landlord may reasonably require from time to time in amounts sufficient to prevent Tenant and Landlord from being a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the then full replacement cost of the Leased Premises without deduction for physical depreciation.

         (v) such other insurance on the Leased Premises as Landlord may reasonably require in such amounts as may from time to time be required against insurable casualties. Prior to taking possession of the Leased Premises, Tenant agrees to provide Landlord with evidence that the premium for said policies are paid in full for the first year of the Lease.

     (b) All policies of insurance provided for in Section 4.3 (a) shall be in form acceptable to Landlord and shall be issued by insurance companies qualified to do business in Florida and with general policy holder's ratings of not less than XI and a financial rating of AAA as rated in the most current available "Best's" Insurance Reports. Each and every such policy:


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         (i)   shall be issued in the names of Landlord and Tenant and any other party in interest from time to time designated in writing by notice from Landlord to Tenant;

         (ii) shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest;

         (iii) shall (or a certificate thereof shall) be delivered to each of Landlord and any such other parties in interest not later than ten (10) days before delivery of possession of the Leased Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each policy, and, any additional policies shall be procured and maintained in like manner and to like extent;

         (iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any modification, cancellation, termination or lapse of the insurance;

         (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry;

         (vi) shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, by its servants, agents and employees by reason of the negligence of Tenant; and

         (vii) shall not provide for deductibles in excess of Twenty Thousand Dollars ($20,000.00) (provided that Tenant agrees to pay said deductibles in the event of a casualty or claim on said Insurance policies.)

     (c) Any insurance provided for in Section 4.3 (a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that: (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as his interest may appear; (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this Section 4.3 are otherwise satisfied.

     (d) Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Leased Premises for which policies or copies thereof are not delivered to Landlord.

     Section 4.4. (Intentionally omitted).


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     SECTION 4.5. TRIPLE NET LEASE. This Lease shall be deemed to be a "triple net" lease, it being the express understanding and intent of the Landlord and Tenant that the Rent due hereunder shall be absolutely net to the Landlord. Except as otherwise herein specifically set forth in the Lease, the Tenant shall pay all expenses arising in connection with the Leased Premises, including without limitation, all Operating Costs, utility charges, insurance premiums, maintenance and repair costs, and all other costs, fees, interests, charges, expenses, reimbursements and obligations of every kind and nature relating to the Leased Premises, and all real estate taxes and other assessments. All of the foregoing expenses shall be paid or discharged by the Tenant as Additional Rent hereunder, and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against the same.

     SECTION 4.6. ACCESS AND RIGHT OF ENTRY BY LANDLORD. Landlord shall have the right to enter the Leased Premises during business hours and after reasonable notice given to Tenant and in a manner that minimizes the disruption to Tenant's business and operations as little as possible, to examine the same, and to make such repairs, alterations, improvements or additions as may be necessary or required by the terms of this Lease.

    SECTION 4.7. ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord shall deliver and lease the Leased Property to Tenant in its "As Is" condition, and that other than as expressly set forth in Section 20.19 or otherwise in the Lease, Landlord shall have no duty or obligation to maintain, alter, improve, or repair the Leased Property. Tenant further acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Leased Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent or patent defect therein. Tenant acknowledges that it has inspected the Leased Property to its satisfaction and is in all matters familiar with the Leased Property and its physical and other conditions and characteristics. Except as stated herein and except for the performance of Landlord's Work pursuant to Section 20.19 hereof, the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken.

     SECTION 4.8. MUTUAL WAIVER OF SUBROGATION RIGHTS. Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Leased Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, and agree to evidence such waiver by endorsement to the required insurance policies. Should Tenant fail to carry the insurance required hereunder, then Landlord shall not


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waive its subrogation rights against Tenant pursuant to this Section 4.8.

                                   ARTICLE V

                    DESTRUCTION OF PREMISES; EMINENT DOMAIN

     SECTION 5.1. TOTAL OR PARTIAL DESTRUCTION.

     (a) Except as provided in sub-paragraph (d) hereof: (i) if the Building shall be destroyed or damaged by fire or other insured cause to the extent of twenty percent (20%) or less of the insured value of the Building, in the reasonable opinion of Landlord, and if such Building may be repaired and restored within one hundred eighty (180) days after the date of such damage, then Landlord shall repair and restore the same with reasonable promptness provided, however, that in no event shall Landlord be required to repair any damage in excess of the insurance proceeds recovered therefor.

     (b) If such damage is to the extent of more than twenty percent (20%) of the insured value of the Building, in the reasonable opinion of the Landlord, and if such Building may be repaired and restored within one hundred eighty
(180) days after the date of such damage or destruction, then Landlord shall repair and restore same with reasonable promptness provided, however, that in no event shall Landlord be required to repair any damage or destruction in excess of the insurance proceeds recovered therefor. Notwithstanding the extent of such damage or destruction, if, in the reasonable opinion of Landlord, such damage or destruction cannot be repaired and restored within one hundred eighty (180) days after the date of such damage, then either Landlord or Tenant shall have the right to cancel and terminate this Lease and all rights and obligations of the parties thereunder upon giving notice of same to the other party at any time within thirty (30) days from the date such damage or destruction shall have occurred.

     (c) In the event any such damage or destruction, which renders the Building, in the, reasonable opinion of Landlord, untenantable and if this Lease shall not be canceled and terminated by reason of such damage (provided Landlord receives reimbursement for the abatement of Base Rent due hereunder under an insurance policy carried pursuant to this Lease), then Base Rent only shall abate during the period beginning with the date of such fire or other insured cause and ending with the date when the Building is again rendered tenantable by an amount bearing the same ratio to the total amount of Base Rent for such period as the untenable portion of the Building bears to the entire Building. Should Landlord fail to receive reimbursement for the abatement of Base Rent hereunder then Base Rent shall not abate.

     (d) If any damage or destruction to the Building is the result of an act or neglect of Tenant, its subtenants, licensees, or Tenant's partners, directors, officers, agents, employees, invitees or contractors, such damage or destruction shall be repaired or restored by Tenant, under the supervision and with the approval of Landlord, at Tenant's sole cost and expense. Notwithstanding anything to the contrary, if the insurance proceeds received by Tenant hereunder are insufficient to restore the Leased Premises in accordance with the Lease and if the damage or destruction is the result of an act or neglect of Landlord, its employees, agents, servants or contractors, then Landlord shall be responsible for payment to Tenant of the difference between the amount of insurance proceeds received by Tenant and the actual cost to restore replace the Leased Premises.

     (e) Tenant, as its sole remedy, may terminate this Lease if Tenant is unable to use all or a substantial portion of the Building as a result of fire or other casualty and if in the reasonable opinion of Landlord, such damage or destruction cannot be repaired and restored within one hundred eighty (180) days after the date of such damage. In order to so terminate, Tenant must provide written notice to Landlord within thirty (30) days of the fire or casualty. In the event that Tenant, its subtenants or licensees, or Tenant's partners, directors, officers, agents, or employees, invitees, or contractors delay Landlord in performing such repairs, Landlord shall have additional time to complete the work equal to such delay. Notwithstanding the foregoing, Tenant may not terminate the Lease if the fire or other casualty was the result of the intentional acts of Tenant, its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees or contractors.

     (f) In the event of termination of the Lease under this Article V whether due to destruction or eminent domain, Landlord share immediately return to Tenant the Security Deposit posted by Tenant provided Tenant has otherwise complied with its obligations under the Lease.

     SECTION 5.2. EMINENT DOMAIN.

     (a) If the whole of the Leased Property shall be acquired or condemned by eminent domain for any public or quasi-public use of purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding, and all Rent, Additional Rent and other charges shall be paid up to such date.

     (b) If a substantial and material portion of the Leased Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and such partial taking or condemnation shall render the Leased Property unsuitable for Tenant's use of the Premises, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Property unsuitable for Tenant's use of the Premises, then Landlord shall, to the extent condemnation proceeds received by Landlord, promptly restore the Leased Property to a condition Comparable to its condition at the time of such condemnation, less the portion lost in the taking, and this Lease shall continue in full force and effect, with Base Rent being decreased to take into account the portion of the Leased Property taken.

     (c) In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, the Tenant shall be entitled to a portion of the award, as damages or otherwise, for such condemnation, provided that any claim made by Tenant shall not diminish the award to Landlord.

     (d) A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this section.


     (e) If twenty-five percent (25%) or more of the parking spaces on the Land are taken and Landlord fails to replace such parking spaces with new parking spaces located in reasonable proximity to the Leased Premises within thirty (30) days of such taking, then Tenant may at its option terminate this Lease.

                                   ARTICLE VI

              ALTERATIONS AND REPAIR OF LEASED PROPERTY BY TENANT

     SECTION 6.1. REPAIRS AND ALTERATIONS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to promptly repair any damage done to the Building or Land, or any part thereof, including replacement of damaged portions or items, caused by Tenant or any of its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees, or contractors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damage. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements within thirty (30) days after receiving prior written notice from Landlord (or such longer period if such repairs cannot be reasonably made within such time period, but in no event longer than ninety (90) days), Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within thirty (30) days of Landlord's demand therefor, as Additional Rent. Interest at the rate of eighteen percent (18%) per annum (or the highest rate permitted by law, whichever is lower) shall begin accruing thirty days after Landlord's written demand is received by Tenant for said funds and until the date of repayment by Tenant to Landlord. No such notice shall be required by either Landlord or Tenant to make emergency repairs to the Leased Premises. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises costing in excess of Five Thousand and No/100 Dollars ($5,000.00), without first obtaining the prior written consent of Landlord in each such instance, which consent shall not be unreasonably withheld or delayed. Should Landlord fail to approve or disapprove any proposed alterations submitted to Landlord after receipt of ten
(10) business days prior written notice, alterations shall be deemed approved. Any and all alterations to the Premises shall become the Property of Landlord upon termination of this Lease (except for movable equipment, trade fixtures, or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Leased Property. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Leased Property.

     SECTION 6.2. CONSTRUCTION LIENS. Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the construction lien laws of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the construction lien laws of the State of Florida as set forth in the Florida Statutes. In the event that a claim of lien is filed against the Leased Property in connection with any work performed by or on behalf of the Tenant, the Tenant shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that the Tenant fails to satisfy or transfer such claim within said ten (10) day period, the Landlord may do so and thereafter charge the Tenant, as additional rent, all costs incurred by the Landlord in connection with the satisfaction or transfer of such claim, including attorneys' fees. Further, the Tenant agrees to indemnify, defend and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any such claim of lien. The security deposit paid by the Tenant may be used by the Landlord for the satisfaction or transfer of any claim of lien, as provided in this Section. This Section shall survive the termination of this Lease.

                                  ARTICLE VII

                        LANDLORD'S AND TENANT'S PROPERTY

     SECTION 7.1. LANDLORD'S PROPERTY. All fixtures (other than storage shelving and lighting fixtures of Tenant offered for either retail or wholesale sale), equipment, improvements and appurtenances attached to or built into the Leased Property at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Leased Property, shall be deemed the property of Landlord and shall not be removed by Tenant except as set forth therein. Further, any carpeting shall be and shall, remain Landlord's property and shall hot be removed by Tenant.

     SECTION 7.2. TENANT'S PROPERTY. All machinery and equipment and office equipment, whether or not attached to or built into the Leased Property, which is installed in the Leased Property by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Leased Property, and all furniture, storage shelving, furnishings, lighting fixtures offered for either retail or wholesale sale and other articles of movable personal property owned by Tenant and located in the Leased Property (hereinafter collectively referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at anytime during the term of this Lease. In the event Tenant's Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Leased Property resulting from the installation and/or removal thereof and restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Leased Property.

     SECTION 7.3. REMOVAL OF TENANT'S PROPERTY. At or before the expiration date of this Lease, or within five (5) days after an earlier termination hereof, Tenant, at its expense, shall remove from the Leased Property all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Leased Property resulting from any installation and/or removal of Tenant's Property and restore the Leased Property to the same physical condition and layout as they existed at the time Tenant was given possession of Leased Property, except for reasonable wear and tear, casualty, condemnation, and damage arising from any cause not required to be repaired or replaced by Tenant pursuant to this Lease. Any other items of Tenant's Property which shall remain in the Leased Property after the expiration date of this Lease, or after a period of 5 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as his property or disposed of by Landlord, without accountability, in such manner as. Landlord shall determine, at Tenant's expense.

                                  ARTICLE VIII

                               COMPLIANCE WITH LAW

     SECTION 8.1. OBLIGATIONS OF TENANT. Tenant shall, during the term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may be applicable to the Leased Property or to the use, manner of use or occupancy thereof, whether or not the same shall interfere with the use or occupancy of the Leased Property arising from: (a) Tenant's use of the Leased Property; (b) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Leased Property or the use or occupation thereof. Notwithstanding the foregoing, Tenant shall not be responsible for repairs and replacements that are Landlord's responsibility pursuant to Section 4.1 (a) hereof and Tenant shall not be responsible for removal of Hazardous or Toxic Materials placed on the Leased Premises by Landlord, its employees, licensees, trustees, beneficiaries, officers, directors, agents, contractors, and prior tenants leasing the Leased Premises from Landlord prior to the date hereof and prior owners.

     SECTION 8.2. RIGHT TO CONTEST. Tenant shall have the right, by appropriate legal proceedings in the name of Tenant or Landlord or both, but at Tenant's sole cost and expense, to contest the validity of any law, ordinance, order, regulation or requirement. If compliance therewith may legally be held in abeyance, Tenant may postpone compliance until final determination under any such proceedings.

     Further, Tenant shall have the right to participate in all negotiations of ad valorem, real estate taxes or assessments levied against Leased Premises and may pay same under protest or take such other steps as Tenant may deem appropriate; provided, however Tenant shall take no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Leased Premises. Landlord shall cooperate at Tenant's expense in the institution and prosecution of any such proceedings initiated by Tenant and will execute reasonable documents and Landlord will at Tenant's expense, make appearances required therefor.

                                   ARTICLE IX

                                SECURITY DEPOSIT

     SECTION 9.1. AMOUNT OF SECURITY DEPOSIT. Tenant, simultaneously with the execution of this Lease, has delivered to Landlord a letter of credit in the amount of Three Hundred and Twenty-Seven Thousand Seven Hundred and Sixty 00/100 Dollars ($327,760.00) (the "Security Deposit"). The form of the letter of credit shall be a clean, irrevocable letter of credit issued by a lending institution approved by Landlord in its sole discretion and shall contain such terms and conditions as Landlord may reasonably require including, without limitation, (i) the amount of the letter of credit shall be Three Hundred and Twenty-Seven Thousand Seven Hundred and Sixty 00/100 Dollars ($327,760.00), (ii) the letter of credit shall expire no earlier than thirty (30) days after the expiration of the Term or thirty (30) days after the expiration of any option or renewal term, and (iii) the amount payable under the letter of credit shall be paid to Landlord upon Landlord's presentment to the maker thereof of a certificate indicating that Tenant has defaulted under the Lease. Should the letter of credit be ready to expire and Tenant has not renewed same, then Landlord may draw upon the letter of credit and the proceeds of the letter of credit shall be deemed the same as a cash security deposit under this Lease. If the Security Deposit shall be in the form of cash, it may be commingled with other funds of Landlord, and Landlord, shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the Base Rent, Additional Rent or other amount payable hereunder shall be overdue and unpaid, then Landlord may, at the option of Landlord, appropriate and apply all or any portion of said Security Deposit to the payment of any such overdue Base Rent, Additional Rent or other sum, after expiration of all grace periods and cure periods in favor of Tenant have expired. Notwithstanding anything to the contrary, should Tenant close on a public offering within sixty (60) days of the Lease Commencement Date that raises at least Eight Million 00/100 Dollars ($8,000,000.00), then Landlord shall return the letter of credit to Tenant (assuming that Tenant is not otherwise in default under the Lease) upon Tenant's posting of either a cash security deposit or letter of credit in the amount of Sixty Thousand and 00/100 Dollars ($60,000.00). Such letter of credit shall comply with the terms described above but shall instead be in the amount of $60,000.00. Should Tenant consummate an initial public offering after the expiration of sixty (60) days of the Lease Commencement Date, then Landlord shall release the letter of credit posted by Tenant upon receiving a cash security deposit or letter of credit in the amount of $60,000.00 as more particularly described above, upon approval, in Landlord's sole discretion, of the financial condition of Tenant.

     SECTION 9.2. USE AND RETURN OF DEPOSIT. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, (after expiration of all applicable grace periods granted to Tenant under the Lease, provided however that at the end of the Lease Term or the renewal term as the case may be, any grace periods shall be deemed to expire not later than five (5) business days prior to the end of the Lease Term or Renewal Term), then the Landlord, at its option, may appropriate and apply said Security Deposit, or so much thereof as Landlord may deem necessary, to compensate the Landlord for all loss or damage sustained or suffered by Landlord due to such default or failure on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Base Rent or Additional Rent or other sums due and payable by Tenant hereunder, then Tenant shall, upon the demand of Landlord, forthwith remit to

Landlord a sufficient amount in cash to restore said Security Deposit to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a default of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the Base Rent and Additional Rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said Security Deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination hereof. Should Landlord sell or otherwise transfer the Leased Premises, then Landlord shall transfer the Security Deposit posted by Tenant to such transferring and requiring that such transferee execute an assignment and assumption of this Lease.

                                    ARTICLE X

                 RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

     SECTION 10.1. PAYMENT OR PERFORMANCE. Landlord shall have the right at any time, upon five (5) days' prior written notice to Tenant (or without notice in case of emergency) of Tenant's failure to comply with the covenants and obligations of Tenant set forth in this Lease prior to the expiration of any applicable cure period, to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable counsel fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to so do shall not constitute a release of any obligation or a waiver of default.

     SECTION 10.2. REIMBURSEMENT. All payments made and all costs and expenses incurred in connection with any exercise of the right set forth in Section 10.1 shall be reimbursed by Tenant within ten (10) days after receipt of a bill setting forth the amounts so expended together with interest at the lesser of eighteen percent (18%) per annum or the maximum lawful rate from the respective dates of the making of such payments or the incurring of such costs and expenses, to Landlord.

                                   ARTICLE XI

                            ASSIGNMENT AND SUBLETTING

     SECTION 11.1. ASSIGNMENT AND SUBLEASE. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign this Lease or the term hereby granted, or offer or advertise to do so, (b) sublet the Leased Property or any part thereof, or offer or advertise to do so, or (c) allow the same to be used, occupied or utilized by anyone other than Tenant, without in each instance obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed if the conditions set forth in Section 11.2 hereof have been met. Should the Landlord fail to respond to Tenant's request for approval within ten (10) business days of receipt from Tenant, then the proposed assignee or sublessee shall be deemed approved.

     SECTION 11.2. APPROVAL OF LANDLORD. Landlord shall approve an assignment or sublease provided that each of the following conditions are met:

         (i) The assignee or subtenant is a reputable person or entity of good character and has a net worth computed in accordance with generally accepted accounting principals at least equal to the net worth of Tenant immediately prior to such assignment or sublease;

         (ii) The subtenant or assignee shall have executed an instrument, in form and substance satisfactory to Landlord, acknowledging the assignment or sublet, and agreeing to be bound by the terms of this Lease;

         (iii) The Tenant shall execute an instrument, in form and substance satisfactory to Landlord, in which Tenant acknowledges that notwithstanding any assignment or sublet, Tenant shall continue to remain liable for all obligations under this Lease, including the obligation to pay Base Rent and Additional Rent;

         (iv)  Tenant shall not then be in default under this Lease;

         (v) The assignee or subtenant shall use the Leased Property in accordance with Section 1.3 hereof;

         (vi) Tenant and the assignee or subtenant shall satisfy such other conditions as Landlord may reasonably require.

      SECTION 11.3. (Intentionally omitted).

      SECTION 11.4. CONTINUING LIABILITY. Each subletting or assignment shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting, assignment and/or acceptance of rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Base Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of the Tenant to be performed.

                                   ARTICLE XII

                          SUBORDINATION AND ATTORNMENT

     SECTION 12.1. SUBORDINATION. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages executed by Landlord which may now or hereafter affect the Leased Property, provided that Landlord obtains a subordination non-disturbance and attornment agreement in a form reasonably acceptable to Tenant, including, without limitation that certain mortgage (the "United of Omaha Mortgage") executed by Lawrence Z. Crockett and Marilyn M. Crockett, as tenants by the entirety and not as tenants in common, in favor of First Union National Bank of Florida, bearing the date July 24, 1990, recorded July 30, 1990 in Official Records Book 6532, Page 1036, of the Public Records of Palm Beach County, Florida, securing the original principal sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00); said mortgage having been assigned to United of Omaha Life Insurance Company, a Nebraska corporation, by instrument dated and recorded on September 21, 1990, in Official Records Book 6590, Page 1074; said mortgage having been amended and restated by instrument dated and recorded on September 24, 1990 in Official Records Book 6590, Page 1075; said mortgage having been assumed by Landlord and modified by instrument dated March 11, 1996, recorded April 2, 1996 in Official Records Book 9192, Page 85. This subordination shall likewise apply to each and every advance made or hereafter to be made under such mortgages to all renewals, modifications and replacements and extensions of such mortgages and to spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any such mortgage (or their respective successors in interest) may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee". No action taken by a Superior Mortgage to enforce such Superior Mortgage, by foreclosure or by accepting a deed in lieu of foreclosure, or by exercise of the power of sale or by resorting to any other remedies available to such Superior Mortgage shall terminate this Lease or invalidate any of the terms thereof or any of the terms of any guaranty of such Lease. Landlord shall obtain the form of Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit "D" from the holder of the United Mutual of Omaha Mortgage, its successors and assigns, within sixty (60) days after execution of this Lease, failing which Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord and receive its Security Deposit back. Tenant agrees to sign the estoppel letter referenced in Exhibit "D" and provide same to Landlord upon execution of this Lease.

     SECTION 12.2. NOTICE OF MORTGAGES. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right: (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant; and (b) until a reasonable period of remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such Superior Mortgagee shall, with due diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission, but in no event shall such Superior Mortgagee's time period to cure any such defaults exceed a total of ninety (90) days after Landlord's default.

     SECTION 12.3. ATTORNMENT. If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed or, if any other party shall acquire the Leased Property at a foreclosure sale, by a voluntary conveyance or upon the exercise of a power of sale, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all the terms, conditions, and covenants as set forth in this Lease.

                                  ARTICLE XIII

                       NON-LIABILITY AND INDEMNIFICATION

     SECTION 13.1. NON-LIABILITY OF LANDLORD. Neither Landlord nor any beneficiary, agent, servant, or employee of Landlord, nor any Superior Mortgagee, shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless (i) caused by or resulting from the gross negligence of Landlord, his agents, servants or employees in the operation or maintenance of the Leased Property, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Tenant or any of its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees or contractors; or (ii) caused by the Landlord, its trustees, beneficiaries', partner's, director's officer's, employees' or agents' failure to apply any insurance proceeds received by Landlord or its trustees, beneficiaries, partners, directors, officers, agents, employees, invitees or contractors in accordance with this Lease. Tenant recognizes that the Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the gross negligence of the Landlord. Further, neither Landlord, nor any trustee, beneficiary, director, officer, agent, servant, or employee of Landlord shall be liable: (a) for any such damage caused by other persons in, upon or about the Leased Property, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Leased Property or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     SECTION 13.2. INDEMNIFICATION BY TENANT. Tenant shall indemnify and hold Landlord and all Superior Mortgagees and its and their respective trustees, partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with: (a) any act, omission or negligence of Tenant or any of its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees, or contractors; (b) any accident, injury or damage whatsoever (unless caused by Landlord's, its trustees', beneficiaries', licensees', partners', directors', officers', employees', contractor's, or agents' negligence) occurring in, at or upon the Leased Property; and (c) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord and/or Superior Mortgagee and/or its or their partners, trustees, beneficiaries, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Mortgagee).

     SECTION 13.3. INDEMIFICATION BY LANDLORD. Landlord shall indemnify and hold Tenant and its respective partners, directors, officers, agents, and employees harmless from and against any and all claims from or in connection with: (a) any act, omission or negligence of Landlord, Landlord's beneficiaries or trustees, or any of Landlord's licensees, partners, directors, officers, agents, employees or contractors; and (b) any breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this Lease, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Tenant, its partners, directors, officers, agents or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant).

     SECTION 13.4. INDEPENDENT OBLIGATIONS; FORCE MAJEURE. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because: (a) Landlord is unable to fulfill, or is delayed in fulfilling any of his obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, Acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control (except that lack of funds shall not be considered an excuse to delay Landlord's performance or a force majeure event); or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Leased Property, by reason of any requirement, act or omission of the public utility or others serving the Leased Property with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control. Landlord agrees to use reasonable efforts to remedy and/or mitigate the effects of such events referenced in subparagraphs (a) and (b) above and Landlord shall give Tenant written notice within five (5) business days of such force majeure event if same will delay Landlord's performance of any obligations under this Lease. Tenant shall not hold Landlord liable for any latent defect in the Leased Property nor shall Landlord be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity water, rain, or dampness, which may leak or flow from any part of the Leased Property, or from the pipes, appliances or plumbing work of the same.

                                  ARTICLE XIV

                          DEFAULT; LANDLORD'S REMEDIES

     SECTION 14.1. EVENTS OF DEFAULT. The Tenant shall be in default under this Lease if any one or more of the following events (an "Event of Default") shall occur:

     (a) Tenant shall fail to pay any installment of the Base Rent or Additional Rent called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after the same is due;

     (b) Tenant shall fail to comply with the provisions set forth in Article IV hereof, and such default shall continue for a period of ten (10) days after the giving of written notice thereof from Landlord to Tenant.

     (c) Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with bona fide due diligence, be cured within thirty (30) days, Tenant shall fail to proceed promptly after the giving of such notice with bona fide due diligence to cure such default and thereafter to prosecute the curing thereof with said due diligence within such period of thirty (30) days (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with due diligence which period shall not exceed sixty (60) days;

     (d) Tenant shall assign or sublet the Premises in a manner not permitted by
Article XI hereof.

     (e) Tenant shall file a voluntary petition in bankruptcy or an Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant's properties; or

     (f) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any arrangement, reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any substantial part of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ninety (90) days after the expiration of any such stay, such appointment shall not have been vacated;

     then, and in any such event, or during the continuance thereof, Landlord may, at his option, exercise any of the remedies set forth in Section 14.2 hereof or as otherwise provided by law.

     SECTION 14.2. REMEDIES OF LANDLORD.

     (a) If any Event of Default occurs, the Landlord shall have the right, at the option of Landlord, to terminate this Lease upon ten (10) days written notice to Tenant, and to thereupon re-enter and take possession of the Leased Property with or without legal process. Tenant shall, notwithstanding such termination, remain liable to Landlord for damages by virtue of all Base Rent and Additional Rent unpaid and herein reserved for the balance of the lease term herein granted. If any Event of Default occurs, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to re-enter and re-let the Leased

Property or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such reletting and collection including but not limited to, necessary renovation and alterations of the Leased Property, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, or
(ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to reenter and relet in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Leased Property in excess of the rent provided in this Lease.

     (b) If any Event of Default occurs, the Landlord shall have the right, at its option, to declare all Base Rent and Additional Rent (or any portion thereof) for the entire remaining term, and other indebtedness owing by Tenant to Landlord, if any, immediately due and payable without regard to whether possession of the Leased Property shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

     (c) If any Event of Default occurs, the Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from the Leased Property and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

     (d) No such re-entry or taking possession of the Leased Property by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

     (e) Any Rent which may be due Landlord, whether by acceleration or otherwise, as herein provided in this Article, shall include Base Rent, Additional Rent and any other rents, costs and expenses required to be paid to Landlord hereunder, all of which shall be deemed to be additional rent in this Lease.

     (f) It is expressly agreed that the forbearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to the Landlord, shall in no way serve as a defense against nor prejudice a subsequent action for such rent. The Tenant hereby expressly waives Tenant's right to claim a merger or waiver of such subsequent action in any previous suit or in the judgment entered therein.

     (g) Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

     (h) Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant's default.

                                   ARTICLE XV

                              ENVIRONMENTAL MATTERS

     SECTION 15.1. ENVIRONMENTAL GUARANTY. Tenant hereby indemnities and agrees to defend and save and hold Landlord and its directors, officers, beneficiaries, trustees, employees, agents, successors and assigns harmless from and against any and all losses, liabilities (including, without limitation, strict liability and common law liability), obligations, damages (including, without limitation, injuries to the environment), defenses, charges, penalties, interest, expenses, fees (including attorneys' fees at all administrative and judicial hearings, trial and all appellate levels), costs (including, without limitations, costs of any settlement), judgments, administrative or judicial proceedings and orders, remedial action requirements, enforcement actions, claims and demands of any and every kind whatsoever paid (hereinafter collectively referred to as "Liabilities"), incurred or suffered by, or asserted against Landlord by any person or entity or governmental agency or body for, with respect to, related to, arising out of, or as a direct or indirect result of, in whole or in part, the violation by Tenant, its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees, invitees or contractors of any Environmental Laws applicable to the Leased Property or any activity conducted thereon, for the present and future use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence, at, on or under the Leased Property, or to the soil, air or to the surface or ground water thereat, of any Hazardous or Toxic Materials by Tenant, or any of Tenant's subtenants or licensees or Tenant's partners, directors, officers, agents, employees, invitees or contractors.

All sums paid and costs incurred by Landlord with respect to the foregoing matters shall bear interest at the highest applicable legal rate. Notwithstanding anything to the contrary, Tenant shall not be liable for and Tenant shall not be required to indemnify and hold Landlord harmless from and against the Liabilities for any acts or omissions of Landlord, its agents, licensees, trustees, partners, beneficiaries, employees, directors, officers, contractors, prior tenants that leased the Leased Premises from Landlord before the date hereof, prior owners, or other parties' actions or omissions that occurred prior to the Lease Commencement Date. This indemnification shall inure to the benefit of any transferee of title to the Leased Premises.

     Landlord hereby indemnifies and agrees to defend and save and hold Tenant, its partners, directors, officers, employees, agents, successors and assigns harmless from and against any and all losses, liabilities (including, without limitation, strict liability and common law liability), obligations, damages (including, without limitation, injuries to the environment), defenses, charges, penalties, interest, expenses, fees (including attorneys' fees at all administrative and judicial hearings, trial and all appellate levels), costs (including, without limitations, costs of any settlement), judgments, administrative or judicial proceedings and orders, remedial action requirements, enforcement actions, claims and demands of any and every kind whatsoever paid, incurred or suffered by, or asserted against Tenant by any person or entity or governmental agency or body for, with respect to, related to, arising out of, or as a direct or indirect result of, in whole or in part, the violation by Landlord, its beneficiaries, trustees, employees, contractors, officers, directors, agents, invitees, prior tenants that leased the Leased Premises from Landlord prior to the date hereof and prior owners, of any Environmental Laws applicable to the Leased Property or any activity conducted thereon prior to the Lease Commencement Date for the use prior to the date hereof, the generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence, at, on or under the Leased Property, or to the soil, air or to the surface or ground water thereat, of any Hazardous or Toxic Materials by Landlord, its employees, trustees, beneficiaries, officers, contractors, directors, agents, invitees, and prior tenants that leased the Leased Premises from Landlord prior to the date hereof and prior owners. Notwithstanding anything to the contrary, Landlord shall not be liable for and Landlord shall not be required to indemnify and hold Tenant harmless for any acts or omissions of Tenant, its subtenants or licensees, or Tenant's partners, directors, officers, agents, employees or contractors. All sums paid and costs, incurred by Tenant with respect to the foregoing matters shall bear interest at the highest applicable legal rate. This indemnification shall inure to the benefit of any transferee of this Lease.

     SECTION 15.2. DEFINED TERMS. For purposes of Section 15.1, the terms Hazardous or Toxic Materials and Environmental Laws shall be defined as follows:

     (a) "Hazardous and Toxic Materials" included but is not limited to (i) materials defined as "Hazardous Waste" under the Federal Resource Conservation and Recovery Act and similar state laws, and (ii) "hazardous substances" as identified under the Federal Comprehensive Environmental Response, Compensation and Liability Act and especially in CERCLA (101(14)) and as set forth in Title 40, Code of Federal Regulations, Part 302, and (iii) those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, polluting, or dangerous waste, substance or material, as such lists are now or at any time, hereafter in effect, and (iv), asbestos, and (v) radon, and (vi) polychlorinated biphenyls, and (vii) petroleum products, and (viii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plant or animal health or well being.

     (b) "Environmental Laws" shall mean all federal, state or local environmental laws, statutes, ordinances, or regulations.

     SECTION 15.3. ENVIRONMENTAL TESTING AND AUDITS.

     (a) Tenant acknowledges that its proposed use of the Leased Premises may, if not properly monitored, result in the violation of Environmental Laws. Tenant hereby authorizes Landlord to cause an environmental consultant selected by Landlord to, on a quarterly basis, (i) conduct a walk-through inspection of the Leased Property, (ii) sample and test the ground water through the existing monitoring well located on the Leased Premises, and (iii) submit to Landlord a written report of its findings. Tenant agrees to pay for up to (and not to exceed) $2,000.00 per annum of the cost of the environmental consultant's quarterly reports.

     (b) If the quarterly testing to be conducted in accordance with Section 15.3(a) shall recommend that additional testing be done, Landlord, at its sole option, may obtain at Tenant's expense, an environmental audit prepared by an independent engineer or other qualified environmental consultant of Landlord's choice which evaluates (i) whether any Hazardous or Toxic Materials are present in the soil or surface or ground water at the site of the Leased Property or in the soil or surface or ground water adjacent to such site in quantities that would violate applicable Environmental laws, (ii) whether any Hazardous or Toxic Materials have previously been released, intentionally or unintentionally, to the soil or to surface or ground water at the site of the Leased Property, (iii) whether Hazardous or Toxic Materials are now or have been previously used, generated, released, treated, discharged, emitted, escaped, seeped, leaked, spilled, handled, stored, transported or disposed of at the site of the Premises and is in compliance with all applicable Environmental Laws. The environmental audit shall be based upon sampling of the soil, air, waters, visual inspection, and such other methods as shall be appropriate. All sampling shall be conducted using accepted and scientifically valid technology and methodologies. The consultant shall prepare a written report detailing its findings and conclusions.

     (c) Tenant agrees that in the event Landlord requests such an audit pursuant to this Section, and if said audit indicates the presence of Hazardous or Toxic Materials exist as a result of the acts or omissions of Tenant, its subtenants or licensees or Tenant's partners, directors, officers, agents, employees, invitees or contractors from the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, or clean-up of Hazardous or Toxic Wastes, then Landlord may, in its sole discretion, require that Tenant take all steps necessary to further define the nature of the Hazardous or Toxic Materials, any risks related to or resulting therefrom, and possible remedial measures and thereafter Landlord may also require that all violations of law with respect to Hazardous or Toxic Materials due to Tenant, or any of its subtenant's or licensees or Tenant's partner's, director's, officer's, agent's, employees', invitees' or contractor's acts or omissions, be corrected by Tenant and that Tenant obtain all necessary environmental permits and approvals associated therewith.

     (d) Landlord agrees that in the event Landlord requests such an audit pursuant to this Section, and if said audit indicates that Hazardous or Toxic Wastes exist as a result of the acts or omissions of Landlord, Landlord's employees, licensees, officers, directors, agents, trustees, beneficiaries, invitees, contractors, prior owners, or prior tenants that leased the Leased Premises prior to the date hereof, from the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up of Hazardous or Toxic Wastes, then, Tenant may, in its sole discretion, require that Landlord at Landlord's sole cost and expense take all steps necessary to further define the nature of the Hazardous or Toxic Materials, any risks related to or resulting therefrom, and possible remedial measures and thereafter may also require that all violations of law due to Landlord, Landlord's employees, licensees, trustees, beneficiaries, officers, directors, agents, contractors, and prior tenants leasing the Leased Premises from Landlord prior to the date hereof and prior owners, with respect to Hazardous or Toxic Materials be corrected by Landlord and that Landlord obtain all necessary environmental permits and approvals associated therewith.

     SECTION 15.4. NOTICES OF VIOLATION. If any party receives any notice of (i) the happening of any material event involving the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal or clean-up of any Hazardous or Toxic Materials on or at the site of the Leased Property or adjacent thereto, or in connection with the operations thereon or (ii) any complaint, order, citation, notice of violation or other notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Tenant, Landlord, or the Leased Premises (an "Environmental Complaint") from any person or entity or governmental agency or body (including, without limitation, the EPA), then Tenant and Landlord shall immediately notify each other party orally and in writing of said notice.

     SECTION 15.5. REMEDIATION. Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to clean up, remove, decontaminate, detoxify, resolve or minimize the impact of, or otherwise deal with, any such Hazardous or Toxic Materials or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous or Toxic Materials or an Environmental Complaint pertaining to the Land or any part thereof which, if true, could result in an order, suit or other action against Tenant. All reasonable costs and expenses incurred by Landlord that are the result of Tenant's, or any its subtenants or licensees or Tenant's partners', directors', officers', agents', employees', invitees' or contractor's acts or omissions with respect to the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, or clean-up of Hazardous or Toxic Materials shall be payable by Tenant on demand.

     SECTION 15.6. SURVIVAL. The terms of this Article XV shall survive the termination of the Lease.

                                   ARTICLE XVI

                                 QUIET ENJOYMENT

     Landlord agrees that Tenant, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms, and conditions of this Lease and the rules and regulations of the Landlord affecting the Leased Property on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the hindrance or molestation by Landlord or any party claiming by, under or through Landlord.

                                  ARTICLE XVII

                           LANDLORD'S RIGHT OF ACCESS

     SECTION 17.1. ACCESS FOR MAINTENANCE AND REPAIR. Upon five

(5) days prior written notice to Tenant, (except in the case of an emergency in which case no such notice shall be required), Landlord shall have the right but not the obligation to make such repairs and maintenance as it deems necessary in its reasonable discretion. Landlord shall be allowed to take all materials into and upon the Leased Property that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder.

     SECTION 17.2. ACCESS DURING EMERGENCIES. In case of any emergency originating in or threatening the Leased Property, regardless of the time of day or, whether the Tenant is present at the time of such emergency, the Landlord, its agents and employees, shall have the right to enter the Leased Property for the purpose of remedying or abating the cause of such emergency and such right of entry shall be immediate and without the necessity of prior notice to or consent of Tenant. To facilitate entry in the event of such emergency, the Tenant shall deposit under the control of the Landlord a key to the Leased Property.

     SECTION 17.3. ACCESS FOR INSPECTION AND SHOWING. Upon reasonable notice to Tenant (not less than one (1) business day) and during normal business hours Landlord and its agents shall have the right to enter and/or pass through the Leased Property at any time or times to examine the Leased Property and to show them to actual and prospective Superior Mortgagees, or prospective purchasers, mortgagors or lessors of the building. During the period of 18 months prior to the expiration date of this Lease, Landlord and its agents may exhibit the Leased Property to prospective tenants.

                                  ARTICLE XVIII

                                      SIGNS

     Tenant may, at its expense, place or cause to be placed in on or about the Leased Property such signs, or other advertising matter, provided that the foregoing shall comply with all applicable laws. Tenant further agrees to maintain such sign, lettering, or other thing in good condition and repair at all times and to remove the same at the end of the term of this Lease if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage to the Leased Property caused by such installation and/or removal.

                                  ARTICLE XIX

                                     NOTICES

     Any notices under this Lease shall be given in writing by mailing the same by certified mail, return receipt requested, first class postage prepaid, from a post office station or by recognized and reputable courier service, to Landlord or Tenant, as the case may be, addressed as follows:

                As to Landlord:           Lawrence Z. Crockett
                                          777 Sea Oak Drive, Apt. 719
                                          Vero Beach, Florida 32963

                With a copy to:           Schroeder and Larche, P.A.
                                          One Boca Place, Suite 319-A
                                          2255 Glades Road
                                          Boca Raton, Florida 33431-7313
                                          Attn: Michael A. Schroeder, Esq.

                As to Tenant:             1081 Holland Drive
                                          South Congress Industrial Center
                                          Boca Raton, Florida 33487
                                          Attn: Lewis Gould

or to such address as either party may from time to time direct by notice in writing. Except as herein otherwise provided, any such notice shall be deemed to be given or delivered at the time of mailing. The failure by Tenant to give proper and timely notice to Landlord shall preclude Tenant from all rights to which the notice relates.

                                   ARTICLE XX

                                  MISCELLANEOUS

     SECTION 20.1. BROKERAGE COMMISSION. Landlord and Tenant covenant, warrant and represent that they have not dealt with any brokers in connection with the negotiation, execution and delivery of this Lease, other than CB Commercial Real Estate Group, Inc. and Brenner Real Estate Group, Inc. (the "Broker"). Landlord shall be responsible for the payment of the commissions owing to Broker pursuant to the terms of a separate agreement. Both parties agree to indemnify the other against and from any claims for any other brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.

     SECTION 20.2. FINANCIAL STATEMENTS. Throughout the Term of this Lease, Tenant shall provide to Landlord Tenant's annual report once a year.

     SECTION 20.3. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, as requested by Landlord to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent has been paid, stating whether or not, Landlord is in default in performance of any of its obligations under this

Lease, and, if so, specifying each such default and stating whether or not, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord may reasonably request. In the event Tenant fails to comply with this Section, such failure shall constitute a default hereunder.

     SECTION 20.4. NO RECORDATION. This Lease shall not be recorded by Tenant in the Public Records of Palm Beach County, Florida or in any other place except that Tenant may record at its expense a memorandum of lease provided that Tenant provides Landlord with a termination of said memorandum of lease which termination shall be held in escrow by Landlord and not recorded by Landlord unless this Lease is terminated in accordance with the terms and conditions herein. Any attempted recordation by Tenant shall render this Lease null and void and entitle the Landlord to the remedies provided for Tenant's default.

     SECTION 20.5. ENTIRE AGREEMENT, ETC. This Lease and the writings referred to herein constitute the entire understanding between the parties and shall bind the parties, their successors and assigns. No representations, except as herein expressly set forth, have been made by any party to the other, and this Lease cannot be amended, modified or canceled, except by a writing, signed by Landlord and Tenant during the Term of this Lease. The headings and captions contained in this Lease are inserted for convenience only and shall not be deemed part of or be used in construing this Lease.

     SECTION 20.6. ENFORCEMENT COSTS. If any legal action, proceeding in arbitration or other proceeding, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees (including appellate, bankruptcy and post judgment proceedings), court costs and all expenses even if not taxable as court costs incurred in that action or proceeding in addition to any other relief to which such party or parties may be entitled.

     SECTION 20.7. HOLDOVER. Should Tenant hold over and remain in possession of the Leased Property at the expiration of the tenancy created hereunder, and without the execution of a new Lease, Tenant at the option of Landlord shall be deemed to be occupying the Premises as a tenant at sufferance at a monthly rental equal to one and one-half (1-1/2) times the Rent payable during the last month of the Lease term.

     SECTION 20.8. LANDLORD'S CONSENT. Unless otherwise expressly

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

provided herein, in every instance under this Lease in which the Landlord is called upon to give its consent, such consent shall not be unreasonably withheld or delayed.

     SECTION 20.9. LIMITED LIABILITY. Tenant shall look solely to Landlord's interest in the Leased Property for the satisfaction of any of Tenant's rights or remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to the levy, execution, judgment or other enforcement procedure for the satisfaction of any of Tenant's rights or remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Leased Property.

     SECTION 20.10. (Intentionally omitted).

     SECTION 20.11. OPTION TO RENEW.

     (a) Landlord hereby grants to Tenant the option to extend (the "Option") the term of this Lease for two (2) consecutive renewal terms (each a "Renewal Term") of five (5) years each, commencing on the first (1st) day following the expiration of the Term or the then current Renewal Term. During the Renewal Term the same terms and conditions as set forth in this Lease shall remain in full force and effect, except that the Base Rent shall be determined in accordance with Section 20.11(b).

      (b) The Base Rent for the first (1st) twelve (12) month period of the first (1st) Renewal Term shall equal ninety-five percent (95%) of the Prevailing Rental Rate (as hereinafter defined). (Notwithstanding anything to the contrary, under no circumstances shall the Base Rent for the first year of any Renewal Term be less than one hundred and ten percent (110%) of such amount of Base Rent for the year preceding exercise of the Option.) On each anniversary thereafter, the Base Rent shall equal one hundred four percent (104%) of the Base Rent for the prior twelve (12) month period. The Base Rent for the first (1st) twelve
(12) month period of the second (2nd) Renewal Term shall equal ninety-five percent (95%) of the then Prevailing Rental Rate (as hereinafter defined). On each anniversary thereafter, the Base Rent shall equal one hundred four percent (104%) of the Base Rent for the prior twelve (12) month period. For purposes of this section 20.11(b), the Prevailing Rental Rate shall mean an amount equal to the fair market rental rate of the Leased Premises based on Tenant's use of Leased Premises for the last year of the then current term, taking into account such factors such as the current and projected rents for similar spaces in Palm Beach and Broward Counties which are then for rent (or, if none, which have been rented during the prior 12 months), or projected to be for rent during the Term, set by Landlord in good faith and in Landlord's reasonable discretion. Landlord and Tenant shall employ the procedure and time table described below for the purpose of computing the Prevailing Rental Rate of the Leased Premises and the Base Rent payable during the first year of the Renewal Term:

         (i) INITIAL NOTICE OF INTENT TO RENEW. Not later than two hundred and ten (210) days prior to the expiration of then-current term (the "Expiration"), Tenant shall deliver to Landlord a notice that Tenant is interested in renewing the Term for the Leased Premises, subject to Tenant's review and approval of Landlord's determination of the Prevailing Rental Rate (the "Initial Renewal Notice".) In no event shall Tenant's Initial Renewal Notice to Landlord be deemed a binding renewal of the Lease. Within ten
               (10) business days of receipt of the Initial Renewal Notice from Tenant, Landlord shall deliver to Tenant its proposed Base Rent figure as provided above, together with such reasonable back up information utilized by Landlord in determining the Prevailing Rental Rate.

         (ii) TENANT'S FINAL NOTICE. Not later than ten business (10) days after receiving such information from Landlord, if Tenant desires to renew the Term at the Prevailing Rental Rate, then, Tenant shall send to Landlord a final notice renewing the Lease (the "Final Notice") accompanied by a letter of credit for the length of the renewal term, plus thirty (30) days and containing such term as described in Section 9.1 above and in the same amount that was required in the Lease Term pursuant to Section 9.1 above, (unless the letter of credit was released pursuant to Section 9.1 in which case, no letter of credit shall be required.) In the event Tenant does not send Landlord the Initial Renewal Notice or the Final Notice then it shall be conclusively deemed that Tenant does not intend to renew the Lease.

         (iii) EXTENSION OF TIME FOR PERFORMANCE. In the event that any of the dates set forth in the paragraphs above occurs on a Saturday, Sunday, or holiday, then the time for performance shall be extended to the next business day.

      Under no circumstances shall the Base Rent for the first year of any Renewal Term ever be less than one hundred ten percent (110%) of such amount of Base Rent for the year preceding exercise of the Option, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provision.

      (c) Tenant shall not have the right to exercise the Option in the event this Lease shall not be in full force and effect, or Tenant is in material default of any provision of this Lease. Tenant's failure to timely exercise the option for any reason shall conclusively be deemed a waiver of such Option. Once Tenant shall have sent Landlord the Final Notice to exercise the Option, Tenant may not thereafter revoke the exercise of such Option, and shall be bound under the terms and conditions of this Lease for the full Renewal Term. In the event Tenant fails to timely and properly exercise its option for the first (1st) Renewal Term, Tenant's right to exercise its option for the second (2nd) Renewal Term shall be void and of no further force and effect.

      SECTION 20.12. CORPORATE TENANT. If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or duly qualified (if a foreign corporation) corporation and authorized to do business in the State of Florida; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant and that he or they as such officers were duly authorized to sign and execute this Lease. Upon request of Landlord to Tenant, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with the provisions of this paragraph.

      SECTION 20.13. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any manner whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises and/or any claim of "injury or damage".

      SECTION 20.14. RADON DISCLOSURE. RADON IS A NATURAL OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

      SECTION 20.15. EXHIBITS/ADDENDUM. In addition to the Exhibits, the Addendum between Landlord and Tenant of even date herewith is made a part of this Lease for all purposes.

      SECTION 20.16. MISCELLANEOUS. This Lease shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or enforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence with respect to the performance of every provision of this Lease.

      SECTION 20.17. LANDLORD'S AUTHORITY AND TITLE. Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Landlord has good and marketable title to the Leased Premises subject only to the permitted title exceptions referenced as Exhibit "B" attached hereto and made a part hereof.

      SECTION 20.18. PARKING. Tenant shall have the right to utilize all parking on the Land without payment of any additional consideration under this Lease.

      SECTION 20.19. PERFORMANCE OF LANDLORD'S WORK. Landlord covenants, represents and warrants that it shall correct all the defects in the Leased Premises referenced on Exhibit "C" attached hereto and made a part hereof ("Landlord's Work".) Notwithstanding anything to the contrary in this Lease, Tenant's acceptance of possession of the Leased Premises prior to Landlord's completion of Landlord's Work shall not deemed to be an acceptance of the Leased Premises or a waiver of Tenant's right to insist on Landlord's work. Further, should Landlord fail to complete all of Landlord's work within thirty (30) days of occupancy by Tenant, except for minor punch list items (which are inconsequential defects which are aesthetic in nature rather than functional and provided that correction of such items do not materially and adversely affect Tenant's possession and operation of its business in the Leased Premises), then Tenant shall have the right to exercise its self-help rights to complete such work and offset the cost of the completion, together with interest, all as more particularly described in Section 4.1 hereof.

         IN WHITNESS WHEREOF, the parties have executed this Lease the day and year first hereinabove written.

WITNESSES:                         LANDLORD:

/s/ GRACE K. WOODY                 /s/ LAWRENCE Z. CROCKETT
----------------------             ------------------------
                                   LAWRENCE Z. CROCKETT, AS TRUSTEE
GRACE K. WOODY                     OF THE LAWRENCE Z. CROCKETT
----------------------             TRUST DATED MARCH 31, 1994
Print Name of Witness

/s/ DONNA V. GRAGG                 /s/ MARILYN M. CROCKETT
----------------------             -----------------------
                                   MARILYN M. CROCKETT, AS TRUSTEE
DONNA V. GRAGG                     OF THE MARILYN M. CROCKETT
----------------------             TRUST DATED MARCH 31, 1994
Print Name of Witness

/s/ GRACE K. WOODY
----------------------

GRACE K. WOODY
----------------------
Print Name of Witness

/s/ DONNA V. GRAGG
----------------------

DONNA V. GRAGG
----------------------
Print Name of Witness

                                   TENANT:

                                   Q.E.P. CO., INC. A DELAWARE CORPORATION
                                   AUTHORIZED TO TRANSACT BUSINESS IN THE STATE
                                   OF FLORIDA

/s/ ROBERT DODN                    BY: /s/ LEWIS GOULD
----------------------             -------------------
ROBERT DODN                        LEWIS GOULD, as Prsident
----------------------
Print Name of Witness

/s/ SYDNEY LEVY
----------------------
SYDNEY LEVY
----------------------
Print Name of Witness

                       FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement (the "First Amendment") is made and entered into this 27th day of January, 1997, by and between LAWRENCE Z. CROCKETT, AS TRUSTEE OF THE LAWRENCE Z. CROCKETT TRUST DATED MARCH 31, 1994 AND MARILYN M. CROCKETT, AS TRUSTEE OF THE MARILYN M. CROCKETT TRUST DATED MARCH 31, 1994 (hereinafter referred to as "Landlord") and Q.E.P. CO., INC., A DELAWARE CORPORATION AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF FLORIDA (hereinafter referred to as "Tenant").

                                R E C I T A L S:

     A. Landlord and Tenant have entered into that certain Lease Agreement dated September 17, 1996 which pertains to the real property described on Exhibit "A" attached hereto (the "Lease").

     B. Landlord and Tenant desire to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. The Recitals set forth above are true and correct.

     2. Notwithstanding anything to the contrary contained in the Lease, Landlord shall, at Tenant's expense, remove from the Leased Premises, air conditioning units 1, 2, 3, 4, 6, 7, 8 and 11 (as numbered on the roof) and the Liebert Split System (collectively, the "Removed Property"). From and after the date the Removed Property is removed, notwithstanding anything to the contrary in the Lease, Tenant shall have no further liability or responsibility with respect to the Removed Property.

     3. Tenant acknowledges that Landlord has advised Tenant that air conditioning unit 5 should be replaced by Tenant rather than repaired. Tenant has elected to have air conditioner unit 5 repaired rather than replaced. Landlord shall, at Tenant's expense, have air conditioning unit 5 repaired (the "Repair Work").

     4. Tenant shall pay to Landlord, the costs of removing the Removed Property and the cost of completing the Repair Work which costs shall not exceed Fifteen Thousand Dollars ($15,000.00) and shall be paid by Tenant to Landlord upon receipt by Tenant of invoices for such work.

     5. Tenant acknowledges and agrees that except for the Removed Property, all other air conditioning units shall remain on the roof and are operational.

     6. Except as expressly provided herein, the maintenance and repair obligations of Tenant as set forth in the Lease will remain in full force and effect.

     7. Tenant acknowledges and agrees that except for the work contemplated in Paragraphs 2 and 5 hereof, Landlord has satisfied all of its obligations set forth in Section 20.19 of the Lease.

     8. This First Amendment may be executed in counterparts and all counterparts taken together shall be deemed one and the same instrument.

     9. In the event of any conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall control.

     IN WITNESS WHEREOF, this First Amendment has been executed on the date and year first above written.

Signed, sealed and delivered                 LANDLORD:
in the presence of:

/s/ LINDA CASCIO                             /s/ LAWRENCE Z. CROCKETT
---------------------                        ----------------------------------
Linda Cascio                                 LAWRENCE Z. CROCKETT, AS TRUSTEE
---------------------                        OF THE LAWRENCE Z. CROCKETT
Printed Name of Witness                      TRUST DATED MARCH 31, 1994

/s/ GEORGE DADUFALZA
---------------------
George Dadufalza
---------------------
Printed Name of Witness

/s/ LINDA CASCIO                             /s/ MARILYN M. CROCKETT AS TRUSTEE
---------------------                        ----------------------------------
Linda Cascio                                 MARILYN M. CROCKETT, AS TRUSTEE
---------------------                        OF THE MARILYN M. CROCKETT
Printed Name of Witness                      TRUST DATED MARCH 31, 1994

/s/ GEORGE DADUFALZA
---------------------
George Dadufalza
---------------------
Printed Name of Witness
                                             TENANT:

                                             Q.E.P. CO., INC.,
                                             a Delaware corporation
                                             authorized to transact business
                                             in the State of Florida

/s/ SYDNEY LEVY                              By:/s/ LEWIS GOULD
---------------------                        ----------------------------------
Sydney Levy                                  LOUIS GOULD
---------------------                        Its: President
Printed Name of Witness

/s/ PAULA B. SIEGEL
---------------------
Paula B. Seigel
---------------------
Printed Name of Witness


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